Exhibit 99.1

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

F- 1 -

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of

FOAMIX PHARMACEUTICALS LTD.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Foamix Pharmaceuticals Ltd. and its subsidiary (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive loss, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2019, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2(y) to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2019.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 12, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

We have served as the Company's auditor since 2006.

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

	December 31
	2019	2018
A s s e t s
CURRENT ASSETS:
Cash and cash equivalents	$43,759	$27,868
Restricted cash	825	250
Short term bank deposits	12,102	24,047
Investment in marketable securities (Note 4)	16,246	46,669
Restricted investment in marketable securities (Note 4)	434	268
Trade receivable	135	1,066
Other (Note 13a)	1,557	999
Inventory (Note 5)	1,356	-
TOTAL CURRENT ASSETS	76,414	101,167

NON-CURRENT ASSETS:
Investment in marketable securities (Note 4)	-	150
Restricted investment in marketable securities (Note 4)	-	133
Property and equipment, net (Note 6)	2,885	2,235
Operating lease right of use assets (Note 7)	1,694	-
Other	166	46
TOTAL NON-CURRENT ASSETS	4,745	2,564

TOTAL ASSETS	$81,159	$103,731

The accompanying notes are an integral part of these consolidated financial statements.

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

	December 31
	2019	2018
Liabilities and shareholders’ equity
CURRENT LIABILITIES:

Trade payables	$19,352	$6,327
Accrued expenses	3,381	351
Employee related obligations	5,231	3,498
Operating lease liabilities (Note 7)	1,092	-
Other	270	292
TOTAL CURRENT LIABILITIES	29,326	10,468

LONG-TERM LIABILITIES:

Liability for employee severance benefits (Note 8)	424	367
Operating lease liabilities (Note 7)	653	-
Long-term debt (Note 10)	32,725	-
Other liabilities	456	714
TOTAL LONG-TERM LIABILITIES	34,258	1,081
TOTAL LIABILITIES	63,584	11,549
COMMITMENTS AND CONTINGENCIES (Note 9)
SHAREHOLDERS' EQUITY:
Ordinary Shares, NIS 0.16 par value - authorized: 135,000,000 and 90,000,000 Ordinary Shares as of December 31, 2019 and December 31, 2018; issued and outstanding: 61,580,544 and 54,351,140 Ordinary Shares as of December 31, 2019 and December 31, 2018, respectively	2,659	2,331
Additional paid-in capital	325,498	305,303
Accumulated deficit	(310,587)	(215,409)
Accumulated other comprehensive income (loss)	5	(43)
TOTAL SHAREHOLDERS' EQUITY	17,575	92,182
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$81,159	$103,731

The accompanying notes are an integral part of these consolidated financial statements.

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except per share data)

	Year ended December 31
	2019	2018	2017
REVENUES (Note 13b)	$443	$3,595	$3,669
COST OF REVENUES	-	-	13
GROSS PROFIT	443	3,595	3,656
OPERATING EXPENSES:
Research and development	51,202	64,474	57,779
Selling, general and administrative	45,114	14,013	11,491
TOTAL OPERATING EXPENSES	96,316	78,487	69,270
OPERATING LOSS	95,873	74,892	65,614
FINANCE INCOME (Note 13c)	(1,672)	(985)	(1,134)
FINANCE EXPENSES (Note 13c)	1,153	44	71
LOSS BEFORE INCOME TAX	95,354	73,951	64,551
INCOME TAX (Note 12)	(176)	212	1,164
NET LOSS FOR THE YEAR	$95,178	$74,163	$65,715

LOSS PER SHARE BASIC AND DILUTED	$1.66	$1.70	$1.76

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE IN THOUSANDS	57,292	43,660	37,376

The accompanying notes are an integral part of these consolidated financial statements.

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars in thousands)

	Year ended December 31
	2019	2018	2017
NET LOSS	$95,178	$74,163	$65,715
OTHER COMPREHENSIVE INCOME:
Net unrealized losses (gains) from marketable securities	(47)	(59)	5
Gains (losses) on marketable securities reclassified into net loss	2	(5)	-
Net unrealized losses (gains) on derivative financial instruments	(3)	74	(146)
Gains (losses) on derivative financial instruments reclassified into net loss	-	(60)	137
TOTAL OTHER COMPREHENSIVE INCOME	(48)	(50)	(4)
TOTAL COMPREHENSIVE LOSS	$95,130	$74,113	$65,711

The accompanying notes are an integral part of these consolidated financial statements

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

(U.S. dollars in thousands, except share data)

	Ordinary shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total
	Number of shares	Amounts	Amounts
BALANCE AT JANUARY 1, 2017	37,167,791	$1,561	$204,052	$(75,566)	$(62)	$129,985
CHANGES DURING 2017:
Comprehensive income (loss)	-	-	-	(65,715)	4	(65,711)
Exercise of warrants (Note 11b)	191,793	8	(8)	-	-	-
Exercise of options and restricted share units (Note 11e)	138,544	7	154	-	-	161
Share-based compensation (Note 11e)	-	-	4,166	-	-	4,166
BALANCE AT DECEMBER 31, 2017, as previously reported	37,498,128	$1,576	$208,364	$(141,281)	$(58)	$68,601
Impact of initial adoption of new accounting standards (Note 4)	-	-	-	35	(35)	-
CHANGES DURING 2018:
Comprehensive income (loss)	-	-	-	(74,163)	50	(74,113)
Issuance of Ordinary Shares through a public offering, net of $5.2 issuance costs (note 11c)	13,420,500	599	74,757	-	-	75,356
Issuance of Ordinary Shares through a securities purchase agreement, net of $39 issuance costs (note 11d)	2,940,000	134	15,997	-	-	16,131
Exercise of warrants (Note 11b)	178,468	8	832	-	-	840
Exercise of options and restricted share units (Note 11e)	314,044	14	33	-	-	47
Share-based compensation (Note 11e)	-	-	5,320	-	-	5,320
BALANCE AT DECEMBER 31, 2018	54,351,140	$2,331	$305,303	$(215,409)	$(43)	$92,182
CHANGES DURING 2019:
Comprehensive income (loss)	-	-	-	(95,178)	48	(95,130)
Issuance of Ordinary Shares and warrants, net of $359 issuance costs (Notes 10 and 11)	6,542,057	297	14,714	-	-	15,011
Exercise of options, restricted share units and shares issued under employee share purchase plan (Note 11e)	687,347	31	586	-	-	617
Share-based compensation (Note 11e)	-	-	4,895	-	-	4,895
BALANCE AT DECEMBER 31, 2019	61,580,544	$2,659	$325,498	$(310,587)	$5	$17,575

The accompanying notes are an integral part of these consolidated financial statements

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(95,178)	$(74,163)	$(65,715)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	350	319	221
Loss from sale and disposal of fixed assets	18	44	134
Changes in marketable securities and bank deposits, net	(357)	201	97
Changes in accrued liability for employee severance benefits, net of retirement fund profit	57	(70)	57
Share-based compensation	4,895	5,320	4,166
Non-cash finance expenses (income), net	140	43	(47)
Changes in operating asset and liabilities:
Decrease (increase) in trade and other receivables	373	(308)	1,915
Decrease (increase) in other non-current assets	(131)	(14)	4
Increase in accounts payable and accruals	18,053	238	5,003
Increase in inventory	(1,356)	-	-
Increase (decrease) in other liabilities	(258)	(274)	988
Net cash used in operating activities	(73,394)	(68,664)	(53,177)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(1,058)	(567)	(1,518)
Proceeds from sale of fixed assets	40	10	33
Investment in bank deposits	(26,013)	(39,000)	(17,000)
Investment in marketable securities	(18,951)	(38,652)	(22,839)
Proceeds from sale and maturity of marketable securities and bank deposits	87,851	66,454	79,079
Net cash provided by (used in) investing activities	41,869	(11,755)	37,755
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	-	840	-
Proceeds from exercise of options and issuance of shares under the employee shares purchase plan	365	47	161
Withholding tax from net exercise of restricted share units	(32)	-	-
Proceeds from issuance of Ordinary Shares, net of issuance costs	13,714	16,131
Proceeds from issuance of Ordinary Shares through a public offering, net of $5.2 issuance costs	-	75,356	-
Proceeds from debt financing and issuance of warrants, net of $1,097 issuance costs	33,903	-	-
Payments in respect of bank borrowings	-	-	(21)
Net cash provided by financing activities	47,950	92,374	140
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	16,425	11,955	(15,282)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	41	(43)	48
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE YEAR	28,118	16,206	31,440
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE YEAR	$44,584	$28,118	$16,206

Cash and cash equivalents	43,759	27,868	15,956
Restricted cash	825	250	250
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$44,584	$28,118	$16,206

FOAMIX PHARMACEUTICALS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31
	2019	2018	2017
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Cashless exercise of warrants and restricted share units	11	11	11
Issuance of shares under employee share purchase plan	284	-	-
Property and equipment purchases included in accounts payable and accruals	-	-	1
Additions to operating lease right of use assets and liabilities	1,175	-	-
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	-	587	478
Interest received	1,359	1,173	1,209
Interest paid	802	-	*-

* Represents an amount less than $1.

The accompanying notes are an integral part of these consolidated financial statements.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 1 - NATURE OF OPERATIONS

Foamix Pharmaceuticals Ltd. (hereinafter “Foamix”) is an Israeli company incorporated in 2003.

Foamix’s shares were publicly traded on the Nasdaq Global Market under the symbol “FOMX” from its initial public offering in September 2014 until March 9, 2020.

Foamix is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies in dermatology. On October 18, 2019, the U.S. Food and Drug Administration (“FDA”) approved Foamix’s first drug product, AMZEEQ (minocycline) topical foam, 4%, formerly known as FMX101, a once-daily topical antibiotic for the treatment of inflammatory lesions of non-nodular moderate to severe acne vulgaris in patients 9 years of age and older. AMZEEQ was launched and has been available for prescribing since January 13, 2020.

Foamix is also developing a product candidate, FMX103 (minocycline) topical foam, 1.5%, for the treatment of moderate-to-severe papulopustular rosacea in adults. Both AMZEEQ and FMX103 were developed using Molecule Stabilizing Technology, a proprietary foam platform designed to optimize the topical delivery of minocycline, an active pharmaceutical ingredient, that was available only in oral form until the FDA’s approval of AMZEEQ.

Foamix also licensed certain technology under development and licensing agreements to various pharmaceutical companies for development of certain products combining Foamix's foam technology with the licensee’s proprietary drugs.

In May 2014, Foamix incorporated a wholly-owned subsidiary in the United States of America - Foamix Pharmaceuticals Inc. (hereinafter referred to as the "Subsidiary"). The Subsidiary was incorporated to assist Foamix with regard to commercialization activities, regulatory affairs and business development relating to its pipeline and technology.

On November 10, 2019, Foamix entered into an Agreement and Plan of Merger (the "Merger Agreement") with Menlo Therapeutics, Inc. ("Menlo") and Giants Merger Subsidiary Ltd. (“Merger Sub”), a direct and wholly-owned subsidiary of Menlo. Under the terms of the agreement, Merger Sub agreed to merge with and into Foamix, with Foamix continuing as the surviving corporation and a wholly-owned subsidiary of Menlo (the “Merger”). On March 9, 2020, the Merger was completed and Foamix is now a wholly-owned subsidiary of Menlo, the legal acquirer. Foamix will cease to be a reporting company as of March 19, 2020 and all future filings of the combined company will be made by Menlo. As of the issuance of the financial statements, Foamix incurred transaction expenses in the amount of approximately $5.8 million.

At the effective time of the Merger (the “Effective Time”), each Foamix Ordinary Share, par value NIS 0.16 per share, issued and outstanding immediately prior to the Effective Time was exchanged for (i) 0.5924 shares (the “Exchange Ratio”) of common stock of Menlo and (ii) one contingent stock right (a “CSR”, and collectively, the “CSRs”). The CSRs are governed by the Contingent Stock Rights Agreement (the “CSR Agreement”), dated as of March 9, 2020, by and between Menlo and American Stock Transfer & Trust Company, LLC, and represent the non-transferable contractual right to receive shares of common stock of Menlo if specified events occur within agreed time periods. Pursuant to the CSR Agreement, each CSR may become convertible on May 31, 2020 or upon the occurrence of specified events relating to Menlo’s Phase III PN Trials, and, if so converted, will entitle its holder to receive from Menlo additional shares of Menlo common stock.

The Merger will be accounted in accordance with Accounting Standards Codification Topic 805, “Business Combinations,” using the acquisition method of accounting with Foamix as the accounting acquirer. Since Menlo, as the parent company of Foamix after the Merger, is the legal acquirer, the Merger will be accounted for as a reverse acquisition.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 1 - NATURE OF OPERATIONS (continued):

Since incorporation through December 31, 2019, Foamix and its subsidiary (hereinafter referred to as “the Company”) incurred losses and negative cash flows from operations mainly attributable to its development efforts and has an accumulated deficit of $310,587. The Company has financed its operations mainly through the issuance of shares through private and public financing rounds, debt financing, warrants and payments received pursuant to the terms of development and licensing agreements. As mentioned above, on March 9, 2020, the Merger with Menlo was completed. As of the issuance date of these financial statements, the Company's cash and investments, along with Menlo’s cash and investments, funds the Company may be entitled to receive upon reaching certain milestones under its credit agreement (see note 10) and the Company’s 2020 estimated income from AMZEEQ and FMX103, provide sufficient resources to fund its operations through at least the next 12 months. Prior to issuing these financial statements, the Company revised its operating plan in order to reduce expenses and, until it is able to obtain further funding, will only focus on (a) commercialization of AMZEEQ, (b) pre-commercialization and launch preparations for FMX103, assuming it receives regulatory approval, and (c) other general corporate expenses. In order to develop and commercialize any future product candidates if they are granted regulatory approval, the Company and Menlo (the “Combined Company”) may be required to obtain further funding through public or private offerings, debt financings, collaboration and licensing arrangements or other sources. Adequate additional funding may not be available to the Combined Company on acceptable terms, or at all. If the Combined Company is unable to raise capital when needed or on attractive terms, it may be forced to delay, reduce or eliminate its research and development programs or commercialization and manufacturing efforts.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

b.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to clinical trial accruals.

c.	Functional currency

The U.S. dollar (“dollar”) is the currency of the primary economic environment in which the operations of Foamix and the Subsidiary are conducted. Almost all Company revenues and operational expenses are in dollars and the Company’s financing has been provided in dollars. Accordingly, the functional currency of the Company is the dollar.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization, etc.) - historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

d.	Principles of consolidation

The consolidated financial statements include the accounts of Foamix and its Subsidiary. Intercompany balances and transactions including profits from intercompany sales not yet realized outside the Company, have been eliminated upon consolidation.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.

f.	Bank deposits

Bank deposits with original maturity dates of more than three months but at balance sheet date are less than one year are included in short-term deposits. The interest rates on the Company’s deposits range between 2.23%-3.15%. The fair value of bank deposits approximates the carrying value since they bear interest at rates close to the prevailing market rates.

g.	Marketable securities

Marketable debt securities:

Marketable debt securities are classified as available for sale and are recorded at fair value. Management determines the appropriate classification of its investments in securities at the time of purchase. Classifications of debt securities in the balance sheet are determined based on the maturity date of the securities.

Dividend and interest income, including amortization of the premium and discount arising at acquisition, as well as realized gains and losses, are included in financial income.

Unrealized gains, net of taxes, are reflected in other comprehensive income (loss). Unrealized losses considered to be temporary are reflected in other comprehensive income (loss); unrealized losses that are considered to be other-than-temporary are charged to income as an impairment charge. Realized gains and losses are included in financial income, net.

Other-than-temporary impairment has occurred if the Company does not expect to recover the entire amortized cost basis of the debt security. If the Company does not intend to sell the impaired debt security, and it is not more likely than not it will be required to sell the debt security before the recovery of its amortized cost basis, the amount of the other-than-temporary impairment recognized in earnings, recorded in financial expense, net, is limited to the portion attributed to credit loss. The remaining portion of the other-than-temporary impairment related to other factors is recognized in other comprehensive income or loss.

Marketable equity securities:

The Company’s marketable equity securities are recorded at fair market value and, beginning January 1, 2018, following the adoption of ASU No. 2016-01, Financial Instruments—Overall (Subtopic 825-10), unrealized gains and losses are included in other income (expense), net in the consolidated statements of operations. Prior to January 1, 2018, unrealized gains, net of taxes, were reflected in other comprehensive income (loss) and unrealized losses were reflected in other comprehensive income (loss).

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

h.	Derivatives and Hedging

The Company purchases foreign exchange derivative financial instruments (written and purchased currency options). The transactions are designed to hedge the Company’s currency exposure.

The Company recognizes all derivatives as either assets or liabilities in the consolidated balance sheet at their fair value. Changes in the fair value of derivatives that are highly effective and designated as cash flow hedges are reported as a component of other comprehensive income or loss and reclassified into earnings in the same line-item associated with the forecasted transaction and in the same periods during which the hedged transaction impacts earnings.

For derivatives that qualify for hedge accounting, the cash flows associated with these derivatives are reported in the consolidated statements of cash flows consistently with the classification of cash flows from the underlying hedged items that these derivatives are hedging.

i.	Inventory

Prior to the date the Company obtains regulatory approval for its product candidates, inventory costs related to commercial production are expensed as research and development expense. Once regulatory approval is obtained, the Company capitalizes such costs as inventory. Inventories are stated at the lower of cost or net realizable value. The Company determines the cost of inventory using the first-in, first-out (“FIFO”) method. The Company periodically reviews its inventory levels and writes down inventory that is expected to expire prior to being sold, inventory in excess of expected sales requirements and inventory that fails to meet commercial sale specifications, with a corresponding charge to cost of goods sold.

j.	Property and equipment

1)            Property and equipment are stated at cost, net of accumulated depreciation and amortization.

2)           The Company’s property and equipment are depreciated by the straight-line method on the basis of their estimated useful life.

    Annual rates of depreciation are as follows:

%
Computers	15-33
Laboratory equipment	7-20
Office furniture and equipment	7-15
Vehicles	15

Leasehold improvements are amortized by the straight-line method over the expected lease term, which is shorter than the estimated useful life of the improvements.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

k.	Impairment of long-lived assets

The Company tests long-lived assets for impairment whenever events or circumstances present an indication of impairment. If the sum of expected future cash flows (undiscounted and without interest charges) of the assets is less than the carrying amount of such assets, an impairment loss would be recognized. The assets would be written down to their estimated fair values, calculated based on the present value of expected future cash flows (discounted cash flows), or some other fair value measure.

For the three years ended December 31, 2019, the Company did not recognize an impairment loss for its long-lived assets.

l.	Allowance for doubtful accounts

The Company performs ongoing credit evaluations to estimate the need for maintaining reserves for potential credit losses. An allowance for doubtful accounts is recognized on a specific basis with respect to those amounts that the Company has determined to be doubtful of collection. No allowance for doubtful accounts was recorded in the three years ended December 31, 2019.

m.	Debt

Debt discounts created as a result of the allocation of proceeds received from a debt issuance to warrants issued are amortized to interest expense under the effective interest method over the life of the recognized debt liability.

Debt issuance costs include the costs of debt financings undertaken by the Company, including legal fees and other direct costs of the financing. Debt issuance costs related to a recognized debt liability are presented on the consolidated balance sheet as a direct deduction from the carrying amount of the debt liability and are amortized to interest expense over the term of the related debt, using the effective interest method.

n.	Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). The new standard requires lessees to record assets and liabilities on the balance sheet for all leases. The Company elected the short-term lease recognition exemption for all leases with a term shorter than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The Company recognizes the lease payments in the consolidated statements of operations on a straight-line basis over the lease period.

The Company adopted the standard as of January 1, 2019 on a modified retrospective basis and did not restate comparative periods. The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to carryforward the historical lease classification and not separate lease and non-lease components for the leases.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

o.	Contingencies

Certain conditions may exist as of the date of the financial statements, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

Management applies the guidance in ASC 450-20-25 when assessing losses resulting from contingencies. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is recorded as accrued expenses in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material are disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantees are disclosed.

p.	Share-based compensation

The Company accounts for employees’ and directors’ share-based payment awards classified as equity awards using the grant-date fair value method. The fair value of share-based payment transactions is recognized as an expense over the requisite service period using the straight-line method. Forfeitures are recognized as they occur.

Share-based payments related to the employee share purchase plan (“ESPP”) are recognized based on the fair value of each award estimated on the first day of the offering period and recognized as an expense over the offering period using the straight-line method.

The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the straight-line method based on the multiple-option award approach.

Prior to December 31, 2018, when options and restricted share units (hereinafter “RSUs”) were granted as consideration for services provided by nonemployees, the grants were accounted for based on the fair value of the consideration received or the fair value of the awards issued, whichever is more reliably measurable. The fair value of the awards granted was measured on a final basis at the end of the related service period and was recognized over the related service period using the straight-line method.

On January 1, 2019 the Company adopted the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) Improvements to Nonemployee Share-based Payments. This ASU was issued to simplify the accounting for share-based transactions by expanding the scope of Topic 718 from only being applicable to share-based payments to employees to also include share-based payment transactions for acquiring goods and services from nonemployees. As a result, nonemployee share-based transactions are being measured by estimating the fair value of the equity instruments at the grant date, taking into consideration the probability of satisfying performance conditions.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2−SIGNIFICANT ACCOUNTING POLICIES (continued):

q.	Revenue recognition

On January 1, 2018 the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). According to the standard, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the performance obligation is satisfied.

An entity only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer, after considering any price concession expected to be provided to the customer, when applicable. At contract inception, the entity assesses the goods or services promised within each contract and determines those that are performance obligations, and assesses whether each promised good or service is distinct. The entity then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The adoption of the new standards did not change the Company’s revenue recognition as the majority of the Company’s revenues in the year ended December 31, 2019 and 2018, were driven from royalties from license agreements for products, developed combining the Company's foam technology with a drug selected by the licensee. The Company does not have future performance obligations under the license arrangements. The revenues are recorded based on the sales that occurred during the relevant period provided by licensees.

Prior to January 1, 2018 and before the adoption of the new standard, the Company's revenues also included development services driven from the development and license agreements. Revenue recognition from those agreements were recognized as follows:

The significant deliverables in the agreements between the Company and its licensees were the obligation of Company to provide development services and the grant of an exclusive license to the specific product developed. These deliverables were combined into one single unit of accounting for revenue recognition purposes since: (i) each element did not have value on a stand-alone basis; (ii) in order to develop the combined formulation in the licensed product, the use of the Company’s propriety technology was required. Therefore, the Company was the only party capable of performing the level and type of development services required under the agreement.

The Company’s development and license agreements entitle the Company to: (i) development payments, including upfront payments, cost reimbursements and payments contingent only upon passage of time (together, - “Development Service Payments”); (ii) payments contingent solely upon performance or achievement of clinical results by the Company’s licensees (“Contingent Payments”); (iii) royalties calculated as a percentage of sales of the developed the products made by the Company's licensees.

Revenues from Development Service Payments under development and license agreements were recognized as the services were provided. When the Company received a portion of the Development Service Payment before performance of such services, these advances were recorded as deferred revenues and recognized as revenues as services were performed. Contingent Payments were recognized when the licensee’s performance or achievement event occurred, and royalties were recognized when subsequent sales were made by the licensees.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2−SIGNIFICANT ACCOUNTING POLICIES (continued):

r.	Research and development costs

Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of clinical trials, clinical trial supplies, salaries, share-based compensation expenses, payroll taxes and other employee benefits, lab expenses, consumable equipment and consulting fees. All costs associated with research and developments are expensed as incurred.

s.	Clinical trial accruals

Clinical trial expenses are charged to research and development expense as incurred. The Company accrues for expenses resulting from obligations under contracts with clinical research organizations (CROs). The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided. The Company’s objective is to reflect the appropriate trial expense in the consolidated financial statements by matching the appropriate expenses with the period in which services and efforts are expended. In the event advance payments are made to a CRO, the payments are recorded as other assets, which will be recognized as expenses as services are rendered.

t.	Income taxes:

1)	Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company’s losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

2)	Uncertainty in income tax

The Company follows a two-step approach in recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the position will be sustained based on technical merits. If this threshold is met, the second step is to measure the tax position as the largest amount that has more than a 50% likelihood of being realized upon ultimate settlement.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

u.	Loss per share

Net loss per share, basic and diluted, is computed on the basis of the net loss for the year divided by the weighted average number of Ordinary Shares outstanding during the year. Diluted net loss per share is based upon the weighted average number of Ordinary Shares and of Ordinary Shares equivalents outstanding when dilutive. Ordinary Share equivalents include outstanding share based payment arrangements and warrants which are included under the treasury share method when dilutive.

The following average share options, RSUs, warrants and incremental share to be issued under the ESPP were excluded from the calculation of diluted net loss per Ordinary Share because their effect would have been anti-dilutive for the year presented (share data):

	Year ended December 31
	2019	2018	2017
Outstanding share options, RSUs and shares under ESPP	6,115,124	4,684,916	3,657,612
Warrants	467,123	508,154	1,498,718

NOTE 2−SIGNIFICANT ACCOUNTING POLICIES (continued):

v.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

w.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash, bank deposits, marketable securities and certain receivables. The Company deposits cash and cash equivalents with highly rated financial institutions and, as a matter of policy, limits the amounts of credit exposure to any single financial institution. In addition, all marketable securities carry a high rating or are government insured. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

x.	Comprehensive loss

Comprehensive loss includes, in addition to net loss, unrealized holding gains and losses on available-for-sale debt securities and derivative instruments designated as cash flow hedge (net of related taxes where applicable). For the year ended December 31, 2017, the comprehensive loss included also available-for-sale equity securities.

Reclassification adjustments for gain or loss of available for sales securities are included in finance expenses net in the statement of operations.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

y.	Newly issued and recently adopted accounting pronouncements:

Accounting pronouncements adopted in period:

1)	In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). The new standard requires lessees to record assets and liabilities on the balance sheet for all leases. The Company elected the short-term lease recognition exemption for all leases with a term shorter than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement.

The adoption of the standard resulted in recognition of $1,357 of lease assets and lease liabilities as of January 1, 2019 on the Company’s consolidated balance sheets. The weighted-average interest rate used to discount future lease payments was 4.8%.

2)	On January 1, 2019 the Company adopted the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) Improvements to Nonemployee Share-based Payments. This ASU was issued to simplify the accounting for share-based transactions by expanding the scope of Topic 718 from only being applicable to share-based payments to employees to also include share-based payment transactions for acquiring goods and services from nonemployees. As a result, nonemployee share-based transactions are being measured by estimating the fair value of the equity instruments at the grant date, taking into consideration the probability of satisfying performance conditions. The adoption of this slandered had no material impact on the Company’s consolidated financial statements.

3)	In August 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-12, Derivatives and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. Among other things, the guidance eliminated the requirement to separately measure and report hedge ineffectiveness and generally requires the entire change in the fair value of a hedging instrument to be presented in the same income statement line as the hedged item. As ASU 2017-12 was effective for fiscal years beginning after December 15, 2018, the Company adopted the ASU on January 1, 2019 with no material impact on the Company’s consolidated financial statements.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 3 - FAIR VALUE MEASUREMENTS

The Company’s assets and liabilities that are measured at fair value as of December 31, 2019, and December 31, 2018, are classified in the tables below in one of the three categories described in note 2v above:

	December 31, 2019
	Level 1	Level 2	Total
Marketable securities	$1,020	$15,660	$16,680

	December 31, 2018
	Level 1	Level 2	Total
Marketable securities	$991	$46,229	$47,220
Currency options designated as hedging instruments (current liability)	-	$(3)	$(3)

The Company’s debt securities are traded in markets that are not considered to be active, but are valued based on quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Accordingly, these assets are categorized as Level 2.

NOTE 3 - FAIR VALUE MEASUREMENTS (continued):

Foreign exchange risk management

Occasionally, the Company purchases and writes non-functional currency options in order to hedge the currency exposure on the Company’s cash flow. The currency hedged items are denominated in New Israeli Shekels (“NIS”). The purchasing and writing of options is part of a comprehensive currency hedging strategy with respect to salary and rent expenses denominated in NIS. These transactions are at zero cost for periods of up to one year. The counterparties to the derivatives are major banks in Israel. As of December 31, 2019, there were no hedged amounts.

As of December 31, 2019 and 2018, the Company has a lien in the amount of $290 on the Company’s marketable securities and a lien in the amount $250 on the Company’s checking account, in respect of bank guarantees granted in order to secure the hedging transactions.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 4 - MARKETABLE SECURITIES

Marketable securities as of December 31, 2019, and December 31, 2018 consist mainly of debt and mutual funds securities. The debt securities are classified as available-for-sale and are recorded at fair value. Changes in fair value, net of taxes (if applicable), are reflected in other comprehensive loss. Realized gains and losses on sales of the securities, as well as premium or discount amortization, are included in the consolidated statement of operations as finance income or expenses.

As of January 1, 2018, following the adoption of ASU No. 2016-01, Financial Instruments—Overall (Subtopic 825-10), equity securities with readily determinable fair value are measured at fair value. The changes in the fair value of equity investments are recognized through net income. Adoption of the standard was applied through a cumulative one-time adjustment of $35 to the accumulated deficit.

The following table sets forth the Company’s marketable securities:

	December 31
	2019	2018
Israeli mutual funds	$1,020	$991
Certificates of deposit	151	2,773
U.S Government and agency bonds	6,031	25,215
U.S Treasury bills	9,478	18,241
Total	$16,680	$47,220

At December 31, 2019 and 2018, the fair value, cost and gross unrealized holding gains and losses of the marketable securities owned by the Company were as follows:

	December 31, 2019
	Fair value	Cost or Amortized cost	Gross unrealized holding loss	Gross unrealized holding gains
Certificates of deposit	$151	$151	$-	$-
U.S Government and agency bonds	6,031	6,030	-	1
U.S Treasury bills	9,478	9,475	-	3
Total	$15,660	$15,656	$-	$4

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 4 - MARKETABLE SECURITIES (continued):

	December 31, 2018
	Fair value	Cost or Amortized cost	Gross unrealized holding loss	Gross unrealized holding gains
Israeli mutual funds	$2,773	$2,790	$17	$-
Certificates of deposit	25,215	25,236	22	1
U.S. Government and agency bonds	18,241	18,243	3	1
Total	$46,229	$46,269	$42	$2

As of December 31, 2018, the unrealized losses attributed to the Company’s marketable securities were primarily due to credit spreads and interest rate movements. The Company has considered factors regarding other than temporary impaired securities and determined that there are no securities with impairment that is other than temporary as of December 31, 2018.

As of December 31, 2019, and 2018, the Company’s debt securities had the following maturity dates:

	Market value
	December 31
	2019	2018
Due within one year	$15,660	$46,079
1 to 2 years	-	150
Total	$15,660	$46,229

During the years ended December 31, 2019 and 2018, the Company received proceeds of $49,819 and $32,247, respectively upon the sale and maturity of marketable securities.

$434 and $401 of the Company’s marketable securities were restricted as of December 31, 2019, and 2018, respectively, due to a lien in respect of bank guarantees granted to secure hedging transaction and the Company’s rent agreement. Refer to note 7 and note 3.

NOTE 5 – INVENTORY

Inventories are stated at the lower of cost and net realizable value with cost determined on a first-in, first-out basis by product. The Company capitalizes inventory costs associated with products following regulatory approval when future commercialization is considered probable and the future economic benefit is expected to be realized. The Company commenced capitalizing inventory for AMZEEQ upon FDA approval of AMZEEQ on October 18, 2019. No inventory was capitalized prior to October 18, 2019.

As of December 31, 2019, the Company’s inventory includes finished goods in the amount of $856, raw materials in the amount of $500 and no inventory write-down was recorded.

NOTE 6 - PROPERTY AND EQUIPMENT

	December 31
	2019	2018
Cost:
Leasehold improvements	$1,052	$978
Computers and software	646	515
Laboratory equipment	2,028	1,399
Furniture	391	245
Vehicles	-	82
	4,117	3,219
Less:
Accumulated depreciation and amortization	1,232	984
Property and Equipment, net	$2,885	$2,235

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 6 - PROPERTY AND EQUIPMENT (continued):

Depreciation and amortization expense totaled $350, $319 and $221 for the years ended December 31, 2019, 2018 and 2017, respectively.

During the years ended December 31, 2019, 2018 and 2017, the Company disposed of fixed assets in the net amount of $16, $42 and $104, respectively. Losses from sales of fixed assets for the years ended December 31, 2019, 2018 and 2017 were $2, $2 and $30, respectively.

NOTE 7 – OPERATING LEASE

The Company leases research and development facilities in Israel and executive offices in the United States under several lease agreements. The lease agreement for the facilities in Israel is linked to the Israeli consumer price index (“CPI”) and due to expire in December 2020.

On March 13, 2019, the Subsidiary signed an amendment to the original lease agreement for its facilities in the U.S. (“The Amendment”). The Amendment includes an extension of the lease period of the 10,000 square feet previously leased under the original agreement (the "Original Space") and an addition of 4,639 square feet (the "Additional Space”). The Subsidiary entered the Additional Space following a period of preparation by the lessor completed during September 2019 (the "Commencement Date"). The Amendment is due to expire on August 31, 2022.

Pursuant to The Amendment of the lease on the Current Space, the Company recognized an additional right of use asset and liability in the amount of $713. The Additional Space was considered a new lease agreement and was recognized as a right of use asset and liability, in the amount of $302, on the Commencement Date.

In July 2017, the Company entered into operating lease agreements in connection with the leasing of several vehicles. The lease periods are generally for three years and the payments are linked to the Israeli CPI. To secure the terms of the lease agreements, the Company has made certain prepayments to the leasing company, representing approximately three months of lease payments. These amounts have been recorded as part of the operating lease right to use assets.

Operating lease costs for the year ended December 31, 2019 are as follows:

Year Ended December 31
2019
Office lease expenses	$794
Vehicles lease expenses	$95

The operating lease costs include variable lease payments of $45.

Operating cash flows, for amounts included in the measurement of lease liabilities are as follows:

Year Ended December 31
2019
Office lease expenses	$839
Vehicles lease expenses	$156

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 7 – OPERATING LEASE (continued):

Supplemental information related to leases are as follows:

December 31
2019
Operating lease right-of-use assets	$1,694
Operating lease liabilities	$1,745
Weighted average remaining lease term	1.93
Weighted average discount rate	6.08%

Maturities of lease liabilities are as follows:

2020	$1,164
2021	455
2022	230
Total lease payments	1,849
Less imputed interest	(104)
Total lease liability	$1,745

As of December 31, 2019, the Company had a lien in the amount of $144 on the Company’s marketable securities in respect of bank guarantees granted in order to secure the lease agreements.

Leases prior to the adoption of the new standard:

Operating lease expenses for the years ended December 31, 2018 and December 31, 2017 were $872 and $667 respectively.

Future minimum lease commitments under non-cancelable operating lease agreements according to ASC840, as of December 31, 2018 were as follows:

2019	$746
2020	682
2021 and thereafter	21
Total	$1,449

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 8 - EMPLOYEE SEVERANCE BENEFITS

The Company's liability for severance pay for its Israeli employees is calculated pursuant to Israeli severance pay law based on the most recent salary of the employee multiplied by the number of years of employment, as of the balance sheet date, less amounts funded in each employee’s severance fund. Such liability is recorded on the Company’s balance sheet under “Liability for employee severance benefits” as if it were payable at each balance sheet date on an undiscounted basis. The Company partially secures this liability by purchasing insurance policies or establishing dedicated severance accounts within the relevant employees’ pension funds, and making monthly deposits under such policies or into such accounts. The value of these policies is recorded as an asset in the Company's balance sheet.

During 2014, all of the Israeli employees agreed to the terms of Section 14 of the Israeli Severance Pay Law, 1963, according to which all deposits in the pension fund and/or with the insurance company, thereafter, exempt the Company from any additional obligation. These deposits are accounted as defined contribution payments and therefore not recorded on the Company’s balance sheet. Once the employees agreed to the terms of Section 14, all amounts funded on behalf of the employees were released to their full ownership. The liability for employee severance benefits as of December 31, 2019 and 2018, represents the Company's obligation that has not been secured by deposits to employee severance funds.

The amount of severance payment expenses to Israel employees were $719, $592 and $569 for the years ended December 31, 2019, December 31, 2018 and December 31, 2017, respectively.

Beginning September 2017, the Company has retirement savings plans available to all employees of the Subsidiary, which are intended to qualify as deferred compensation plans under Section 401(k) of the Internal Revenue Code (the “401(k) Plans”). The Company made contributions to these 401(k) Plans during the years ended December 31, 2019, 2018 and 2017 of approximately $203, $84 and $35, respectively.

During 2020, the Company expects to deposit approximately $1,014 with respect to employee’s severance benefits.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation and contingencies

Seven lawsuits have been filed in the U.S. against the Company in connection with the Merger. The lawsuits generally allege that the registration statement on Form S-4 and the prospectus/joint proxy statement included therein included false or misleading information regarding the Merger in violations of Section 14(a) and Section 20(a) of the Exchange Act and/or Rule 14a 9 promulgated under the Exchange Act. In addition, one of the lawsuits alleges that the members of the Company’s board of directors breached their fiduciary duties in connection with the Merger. The plaintiffs are seeking, among other things, to enjoin consummation of the Merger, or alternatively rescission or rescissory damages; to compel the individual defendants to disseminate a joint proxy statement/prospectus that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading; a declaration that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act; a declaration that the Merger Agreement was entered into in breach of fiduciary duty and is therefore invalid and unenforceable; an order directing the individual defendants to commence a sale process for the Company and obtain a transaction; and an award of costs, including attorneys’ and experts’ fees and expenses, as well as an accounting of damages allegedly suffered by the plaintiffs. The Company believes the lawsuits are without merit and intend to defend vigorously against all claims asserted and it is management’s view that the financial statements include an adequate provision in respect of the claims.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 10 - LONG-TERM DEBT

On July 29, 2019 (the “Closing Date”) the Company secured up to $50 million in debt from two of its current shareholders, who are considered related parties (the “lenders”) and entered into a Securities Purchase Agreement with one of the lenders for gross proceeds of approximately $14 million, before deducting offering expenses (see Note 11).

The debt consists of term loans under a credit agreement (the “Credit Agreement”) and comprises of three trenches: (a) $15 million funded at closing (the “Tranche 1 Loan”), (b) $20 million funded on December 17, 2019 (the “Tranche 2 Loan”) and (c) up to $15 million available after the closing date and prior to September 30, 2020 (the “Tranche 3 Loan”). The Tranche 2 Loan was borrowed following the FDA’s approval of the Company’s NDA for AMZEEQ (formerly known as FMX101) and listing of AMZEEQ in the FDA’s “Orange Book,” in addition to maintained its arrangements with a third party for the commercial supply and manufacture of AMZEEQ. The Company shall be permitted to borrow the Tranche 3 Loan only following the achievement of certain revenue targets. Subject to any acceleration as provided in the Credit Agreement, including upon an event of default (as defined in the Credit Agreement), the credit facility will mature on July 29, 2024 and bear interest equal to the sum of (A) 8.25% (subject to increase in accordance with the terms of the Credit Agreement) plus (B) the greater of (x) the one-month LIBOR as of the second business day immediately preceding the first day of the calendar month or the date of borrowing (if such loan is not outstanding as of the first day of the calendar month), as applicable, and (y) 2.75%. A fee in an amount equal to 1.0% of the aggregate principal amount of all loans made on any given borrowing date shall be payable to the lenders.

The Credit Agreement is secured by a first-priority lien and security interest in substantially all of the Company’s tangible and intangible assets including intellectual property.

The Credit Agreement contains certain financial covenants, including that the Company (1) at all times after the date of FDA approval of AMZEEQ maintain a minimum aggregate compensating cash balance of $2.5 million; and (2) as of the last day of each fiscal quarter commencing on the fiscal quarter ending September 30, 2020, receive revenue for the trailing 12-month period in amounts set forth in the Credit Agreement, which range from $10.5 million for the fiscal quarter ending September 30, 2020 to $109.5 million for the fiscal quarter ending September 30, 2024.

As of December 31, 2019, the Company is in compliance with all covenants, including maintaining a minimum aggregate compensating cash balance as mentioned above. In the event where the Company fails to observe or perform any of the financial covenants the lenders may, by notice to the Company, declare the Term Loans then outstanding to be due and payable in whole, together with accrued interest and a Prepayment Premium (as defined in the Credit Agreement).

Under the Credit Agreement, there are no required payments of principal amounts until July 2023. Afterwards, the Company will pay 1.5% of the aggregate principal amount each month. The outstanding amount will be paid in full on July 2024.

In addition to the Credit Agreement, on the Closing Date, the Company issued to the lenders warrants to purchase up to an aggregate of 1,100,000 of its Ordinary Shares, at an exercise price of $2.09 per share (the “Warrant”), which represents the five-day volume weighted average price of the Ordinary Shares as of the trading day immediately prior to the Closing Date. Payment of the exercise price will be made, at the option of the lender, either in cash or as a reduction of Ordinary Shares issuable upon exercise of the Warrant, with an aggregate fair value equal to the aggregate exercise price ("cashless exercise"), or any combination of the foregoing. The Warrants were exercisable immediately following the closing of the Credit Agreement and are due to expire on July 29, 2026. Any Warrants left outstanding will be cashless exercised on the Warrants' expiration date, if in the money. The Warrants issued were classified as equity in accordance with ASC 815-40. Proceeds received under the Tranche 1 Loan were allocated to the Warrants and the Tranche 1 Loan on a relative fair value basis.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 10 – LONG-TERM DEBT (continued):

The company incurred offering expenses of $1,090 in connection with transactions contemplated by the Credit Agreement and the Securities Purchase Agreement, which were allocated to the Warrants, shares and debt consistently with the allocation of proceeds. The Company incurred additional expenses in the amount of $293 from the borrowing of Tranche 2 Loan, allocated only to the debt.

Debt issuance costs are recorded on the consolidated balance sheet as a reduction of liabilities.

Amounts allocated to the debt, net of issuance cost, are subsequently recognized at amortized cost using the effective interest method.

The fair value of the debt as of December 31, 2019 was $36.6 million and is categorized as Level 3. The valuation was performed by applying the income approach, under which the contractual present value method was used. The estimation of risk adjusted discount curve was based on public information reported in the financial statements of publicly traded venture lending companies.

During the year ended December 31, 2019 the company recorded finance expense of $802 and $119 relating to the interest and discount cost, respectively.

NOTE 11 - SHARE CAPITAL:

a.	Rights of the Company’s Ordinary Shares

Each Ordinary Share is entitled to one vote. The holders of Ordinary Shares are also entitled to receive dividends whenever funds are legally available, when and if declared by the Board of Directors. Since its inception, the Company has not declared any dividends.

Following the Merger (see Note 1) Ordinary Shares were deemed transferred to Menlo in exchange for the right to receive (i) 0.5924 shares of common stock of Menlo Common Stock and (ii) one CSR. All outstanding Options and RSUs were converted using the Exchange Ratio and exercise price of the new options will be calculated by dividing the old exercise price by the Exchange Ratio. The Exchange Ratio is subject to adjustment based on the outcome and timing of the top-line primary endpoint results of one or both Melo’s Phase III double-blinded, placebo-controlled trials for the treatment of pruritus associated with prurigo nodularis, referenced by Protocol Numbers MTI-105 (United States) and MTI-106 (Europe).

b.	Warrants

In May and June 2014, the Company issued to certain investors Warrant to purchase Ordinary Shares at an exercise price of $5.04 per share or through a cashless exercise. As defined in the warrant agreements, the Warrants were exercisable until May 13, 2018. On that date all outstanding warrants were automatically exercised by the Warrant holders on a net issuance basis.

In addition to the Credit Agreement signed on July 29, 2019, on the Closing Date, the Company issued to the lender Warrants to purchase up to an aggregate of 1,100,000 of its Ordinary Shares. The warrants were exercisable immediately following the closing of the Credit Agreement and are due to expire on July 29, 2026. Any Warrants left outstanding will be cashless exercised on the Warrants' expiration date, if in the money.

During the years ended December 31, 2018, and 2017 1,394,558 and 413,242 warrants were exercised into 178,468 and 191,793 Ordinary Shares, respectively. During the year ended December 31, 2019 no Warrant were exercised.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 11 - SHARE CAPITAL (continued):

c.	Public offerings

On September 18, 2018, the Company completed a public offering in which 11,670,000 Ordinary Shares were sold at a price of $6.00 per share. Upon closing of the offering, the underwriters exercised their ‘green shoe’ option at full and purchased 1,750,500 additional Ordinary Shares. The net proceeds, including the underwriters' option, were approximately $75,356, after deducting underwriter’s discounts, commissions and other offering expenses.

d.	Securities Purchase Agreement

On April 13, 2018, the Company entered into a Securities Purchase Agreement with an existing investor pursuant to which the Company agreed to issue and sell, in a registered offering, an aggregate of 2,940,000 Ordinary Shares at a purchase price of $5.50 per share. The net proceeds from the offering were $16,131 after deducting transaction expenses. The closing of the issuance and sale of these shares took place on April 16, 2018.

On July 29, 2019, pursuant to the Credit Agreement and Securities Purchase Agreement, the Company issued and sold, in a registered offering, an aggregate of 6,542,057 shares of the Company’s Ordinary Shares, at a purchase price of $2.14 per share, representing the closing share price on the last trading day prior to signing, for aggregate gross proceeds of approximately $14 million, before deducting issuance costs allocated as described in Note 10 above, in the amount of $286.

e.	Share Based Compensation

Equity incentive plan:

On April 10, 2019, the Company's shareholders approved a new equity incentive plan (the "Plan") replacing the prior equity plans approved in 2015 and 2009. The Plan included a pool of 6,027,990 Ordinary Shares for grant to Company employees, consultants, directors and other service providers. As of December 31, 2019, 5,215,508 shares remain available for grant under the Plan.

Employee Share Purchase Plan:

On April 10, 2019 the Company’s shareholders approved an ESPP pursuant to which qualified employees (as defined in the ESPP) may elect to purchase designated shares of the Company’s Ordinary Shares at a price equal to 85% of the lesser of the fair market value of Ordinary Shares at the beginning or end of each semi-annual share purchase period (“Purchase Period”). Employees are permitted to purchase the number of shares purchasable with up to 15% of the earnings paid (as such term is defined in the ESPP) to each of the participating employees during the Purchase Period, subject to certain limitations under Section 423 of the U.S. Internal Revenue Code.

The number of Ordinary Shares initially reserved for purchase under the ESPP was 5,400,000 Ordinary Shares. As of December 31, 2019, 5,265,551 shares remain available for grant under the ESPP.

During the year ended December 31, 2019 134,449 shares were issued to the employees.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 11 - SHARE CAPITAL (continued):

Options and RSUs granted to employees and directors:

In the years ended December 31, 2019, 2018 and 2017, the Company granted options as follows:

	Year ended December 31, 2019
	Award amount	Exercise price range	Vesting period	Expiration
Employees and Directors:
Options	1,635,296	$2.36- $3.88	1 year -4 years	10 years
RSU	425,604	-	1 year -4 years	-

	Year ended December 31, 2018
	Award amount	Exercise price range	Vesting period	Expiration
Employees and Directors:
Options	895,903	$4.06- $6.40	1 year -4 years	10 years
RSU	216,673	-	3 year -4 years	-

	Year ended December 31, 2017
	Award amount	Exercise price range	Vesting period	Expiration
Employees and Directors:
Options	1,352,267	$4.69- $10.31	4 years	10 years
RSU	370,091	-	4 years	-

The fair value of options and RSUs granted during 2019, 2018 and 2017 was $4,394, $3,953 and $8,510, respectively.

The fair value of each option granted is estimated using the Black-Scholes option pricing method. The volatility is based on a combination of the Company’s historical volatility, historical volatilities of companies in comparable stages as well as companies in the industry, by statistical analysis of daily share pricing model. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected term of the options granted in dollar terms. The Company’s management uses the expected term of each option as its expected life. The expected term of the options granted represents the period of time that granted options are expected to remain outstanding.

The fair value of RSUs granted to employees and directors is based on the share price on grant date and was computed using the Black-Scholes model.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 11 - SHARE CAPITAL (continued):

The underlying data used for computing the fair value of the options are as follows:

	Year ended December 31
	2019	2018	2017
Value of ordinary share	$2.66-$3.88	$4.09-$5.99	$4.44-$10.12
Dividend yield	0%	0%	0%
Expected volatility	59.35%-61.4%	61%-62.6%	58.41%-61.7%
Risk-free interest rate	1.42%-2.62%	2.75%-2.87%	1.97%-2.16%
Expected term	6 years	6 years	6 years

Options and RSUs granted to consultants and service providers:

During the years ended December 31, 2019 and 2018 there were no grants of options and RSUs to consultants and service providers.

In the year ended December 31, 2017, the Company granted options as follows:

	Year ended December 31, 2017
	Award amount	Exercise price range	Vesting period	Expiration
Options	4,800	$6.34	4 years	10 years

The total unrecognized share-based compensation cost at December 31, 2019 is $7,220, which is expected to be recognized over a weighted average period of two years.

Modification of share-based compensation:

During the year ended December 31, 2017 the Company performed a Type III modification for share-based compensation due to the retention of the options and RSUs for several employees (including Dr. Dov Tamarkin, former Chief Executive Officer and Mr. Meir Eini, Chief Innovation Officer) who have become consultants to the Company. As a result of the modification, during the year ended December 31, 2017, the Company reversed all expense previously recorded for these retained awards in the amount of $2,037 and recorded the additional compensation expense in the amount of $1,058 over the new requisite service period.

During the year ended December 31, 2018 the Company recorded additional share-based compensation expenses in the amount of approximately $690 with respect to Type III modification.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 11 - SHARE CAPITAL (continued):

Summary of outstanding and exercisable options and RSUs:

The following table summarizes the number of options outstanding for the years ended December 31, 2019, December 31, 2018 and December 31, 2017, and related information:

	Employees and directors		Consultants and service providers
	Number of options	USD(1)	Number of options	USD(1)
Outstanding at January 1, 2017	2,377,092	$5.87	137,050	$2.81
Granted	1,352,267	7.47	-	-
Forfeited	(39,213)	7.93	(8,800)	8.40
Exercised	(61,881)	2.63	-	-
Re-designated(2)	(252,210)	7.71	252,210	7.71
Outstanding at December 31, 2017	3,376,055	$6.41	380,460	$5.93
Granted	895,903	5.61	-	-
Forfeited	(150,240)	7.98	(41,697)	8.12
Exercised	(24,625)	1.92	(67,500)	0.05
Outstanding at December 31, 2018	4,097,093	$6.20	271,263	$7.05
Granted	1,635,296	3.39	-	-
Forfeited	(72,278)	6.78	(15,625)	7.98
Exercised	(298,682)	1.12	(18,125)	1.31
Re-designated(2)	(46,662)	7.58	46,662	7.58
Outstanding at December 31, 2019	5,314,767	$5.60	284,175	$7.45

(1)	Weighted average price per share
(2)	Pursuant to change in status of grantees from ‘employee’ and ‘director’ to ‘consultant’ during the reporting period.

The following table summarizes the number of RSUs outstanding for the years ended December 31, 2019, December 31, 2018 and December 31, 2017:

	Employees and directors	Consultants and service providers
	Number of RSUs
Outstanding at January 1, 2017	142,683	42,050
Awarded	370,091	-
Forfeited	(4,025)	(550)
Vested	(43,038)	(33,625)
Re-designated(1)	(78,120)	78,120
Outstanding at December 31, 2017	387,591	85,995
Awarded	216,673	-
Forfeited	(11,746)	(12,150)
Vested	(161,648)	(60,271)
Outstanding at December 31, 2018	430,870	13,574
Awarded	425,604	-
Forfeited	(9,159)	-
Vested	(225,687)	(10,405)
Re-designated(1)	(10,199)	10,199
Withholding of shares	(9,775)	-
Outstanding at December 31, 2019	601,654	13,368

(1)	Pursuant to change in status of grantees from ‘employee’ and ‘director’ to ‘consultant’ during the reporting period.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 11 - SHARE CAPITAL (continued):

The following tables summarizes information concerning outstanding and exercisable options as of December 31, 2019:

December 31, 2019
Options outstanding			Options exercisable
	Number of	Weighted	Number of	Weighted
	options	Average	options	Average
Exercise	outstanding	Remaining	exercisable	Remaining
prices per	at end of	Contractual	at end of	contractual
share (USD)	year	Life	year	Life
1.92-3.88	1,723,515	8.91	234,749	6.34
4.06-6.18	1,526,944	7.24	1,024,250	6.90
6.30-7.98	1,682,087	6.17	1,406,840	5.83
8.55-11.87	666,396	6.50	506,540	6.30
	5,598,942		3,172,379

The aggregate intrinsic value of the total of both the outstanding and exercisable options as of December 31, 2019, is $721.

Share-based compensation expenses:

The following table illustrates the effect of share-based compensation on the statements of operations:

	Year ended December 31
	2019	2018	2017
Cost of revenues	$-	$-	$2
Research and development expenses	1,564	2,054	1,711
Selling, general and administrative	3,331	3,266	2,453
	$4,895	$5,320	$4,166

NOTE 12 - INCOME TAX:

The Company is taxed under Israel and the United States of America tax laws:

a.	Tax rates:

1)	Income from Israel was taxed at the corporate tax rate of 24% in 2017 and 23% in 2018 and thereafter.

2)	Effective January 1, 2018, the U.S. Tax Cuts and Jobs Act, reduced the U.S. federal statutory tax rate from 35% in 2017 to 21%.

b.	Tax assessments

Foamix has tax assessments that are considered to be final through tax year 2014.

c.	Tax benefits under the Law for Encouragement of Industry (Taxation), 1969

Foamix believes that it currently qualifies as an "Industrial Company" under the above law. As such it is entitled to certain tax benefits, mainly the right to deduct share issuance costs over three years for tax purposes in the event of a public offering.

Foamix utilizes this tax benefit.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 12 - INCOME TAX (continued):

d.	Loss before income tax taxes:

Loss (income) before income taxes is composed of the following:

	Year ended December 31
	2019	2018	2017
Foamix Pharmaceuticals Ltd	$66,747	$71,925	$64,952
Foamix Pharmaceuticals Inc	28,607	2,026	(401)
Total Loss before taxes	$95,354	$73,951	$64,551

e.	Losses for tax purposes carried forward to future years

As of December 31, 2019, Foamix had approximately $224.4 million and $27.3 million of net carry forward tax losses in Israel and the U.S., respectively, which are available to reduce future taxable income with no limited period of use.

During the year ended December 31, 2019 the U.S. Subsidiary incurred tax income of $176. During the years ended December 31, 2018 and 2017, the U.S. Subsidiary incurred a tax expense in the amount of $212 and $1,164, respectively.

f.	Deferred income taxes:

	December 31,
	2019	2018
In respect of:
Net operating loss carry forward	$59,241	$33,859
Research and development	10,089	12,932
Share based compensation	1,446	957
Other	225	164
Less - valuation allowance	(71,001)	(47,912)
Net deferred tax assets	$-	$-

Realization of deferred tax assets is contingent upon sufficient future taxable income during the period that deductible temporary differences and carry forward losses are expected to be available to reduce taxable income. As the achievement of required future taxable income is not likely, the Company recorded a full valuation allowance.

As of December 31, 2019, the Company had no intention of realizing its investment in the Subsidiary and therefore deferred taxes have not been provided on taxes that would apply in the event of disposal of the investments.

Foamix may incur an additional tax liability in the event of an inter-company dividend distribution from its Subsidiary; no additional deferred taxes have been provided, since it is the Company’s policy not to distribute in the foreseeable future, dividends which would result in additional tax liability.

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 12 - INCOME TAX (continued):

Following is a reconciliation of the theoretical tax benefit, assuming all income is taxed at the statutory corporate tax rate applicable to Israeli corporations, and the actual tax expense:

	Year ended December 31
	2019	2018	2017
Loss before income taxes	$95,354	$73,951	$64,551
Theoretical tax benefit on the above amount	(21,931)	(17,009)	(15,492)
Decrease (increase) in tax refund resulting from:
Reduction and different corporate tax rates	(1,430)	(101)	711
Non-deductible expenses and other permanent differences, mainly share based compensation expenses and issuance costs	225	(84)	80
Uncertain tax position	(176)	(98)	988
Net change in valuation allowance	23,089	17,063	14,858
Other	47	441	19
Actual tax expense	$(176)	$212	$1,164

g.	Uncertain tax positions:

ASC No. 740, Income Taxes, requires significant judgment in determining what constitutes an individual tax position as well as assessing the outcome of each tax position. Changes in judgment as to recognition or measurement of tax positions can materially affect the estimate of the effective tax rate and consequently, affect the operating results of the Company.

The following table summarizes the activity of the Company unrecognized tax benefits:

Balance at January 1, 2018	$988
Decrease in uncertain tax positions for the year	(98)
Balance at December 31, 2018	$890
Decrease in uncertain tax positions for the year	(176)
Balance at December 31, 2019	$714

h.	Roll forward of valuation allowance:

Balance at January 1, 2017	$15,991
Additions	14,858
Balance at December 31, 2017	$30,849
Additions	17,063
Balance at December 31, 2018	$47,912
Additions	23,089
Balance at December 31, 2019	$71,001

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 13 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheets:

a.	Other current assets:

	December 31
	2019	2018
Institutions	$471	$446
Prepaid expenses	1,038	450
Other	48	103
	$1,557	$999

Statements of operations:

b.	Revenues

The Company is entitled to royalty payments with respect to sales of a product developed by a customer in collaboration with the Company (“the Product”).

During 2018, a new customer acquired the Product and assumed all rights and responsibilities under the initial agreement.

As of December 31, 2019, the Company has yet to record revenues from the sale of AMZEEQ.

The following table provides a breakdown of the Company’s net revenues:

	Year ended December 31
	2019	2018	2017
Development Service Payments	$-	$62	$140
Royalties	443	3,533	3,529
Total revenues	$443	$3,595	$3,669

c.	Finance income and expenses:

	Year ended December 31
	2019	2018	2017
Finance expenses:
Interest and finance expenses on long-term debt	$921	$-	$-
Foreign exchange losses, net	213	27	57
Other expenses	19	17	14
Total finance expenses	1,153	44	71

Finance income:
Gains from securities, net	(1,083)	(688)	(602)
Interest on bank deposits	(589)	(297)	(532)
Total finance income	$(1,672)	$(985)	$(1,134)

FOAMIX PHARMACEUTICALS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 14 - ENTITY-WIDE DISCLOSURE:

Revenues from principal customers - revenues from single customers that exceed 10% of total revenues in the relevant year:

	Year ended December 31
	2019	2018	2017
Customer A	$-	$2,467	$3,529
Customer B	$443	$1,066	$-

NOTE 15 – MENLO MERGER

On March 9, 2020, the Merger of Foamix with Menlo Merger Sub was completed, and the Company is now a wholly-owned subsidiary of Menlo, the legal acquirer (See note 1).

The Merger will be accounted in accordance with Accounting Standards Codification Topic 805, “Business Combinations”, using the acquisition method of accounting with Foamix as the accounting acquirer. Since Menlo, as the parent company of Foamix after the Merger, is the legal acquirer, the Merger will be accounted for as a reverse acquisition.

As the Merger was completed subsequent to December 31, 2019, the consolidated financial statements do not include the results or the financial position of Menlo.

Under the disclosure requirements of ASC 805 the Company is required to provide information regarding the effect of the business combination.

Due to the following limitations, the initial accounting for the business combination was incomplete at the time of the issuance of the financial statements, therefore, the Company did not include the above mentioned information as permitted by ASC 805-10-50-4 and ASC 805-30-50-3.

1)	As described above, the acquisition was completed on March 9, 2020, while the filing date the Company’s annual financial statements in form 10-K is March 12, 2020.

2)	Full and final financial data of Menlo was available to the Company only on March 3, 2020 following the filing of Menlo’s form 10-K.

3)	The Company hasn’t completed the work of the purchase price allocation needed under ASC 805.